Exhibit 99.1

DiamondRock Hospitality Company Reports Strong First Quarter Results

Tuesday May 1, 7:00 am ET

BETHESDA, Md., May 1 /PRNewswire-FirstCall/ -- DiamondRock Hospitality Company (the "Company") (NYSE: DRH - News) today announced results of operations for its first fiscal quarter 2007. The Company is a lodging focused real estate investment trust ("REIT") that owns and acquires premium hotels in North America.

(Logo: http://www.newscom.com/cgi-bin/prnh/20040708/DCTH028 )

First Quarter 2007 Highlights

--	RevPAR: Same-store revenue per available room ("RevPAR") increased 9.7 percent over the comparable period in 2006.
--	Hotel Adjusted EBITDA Margins: Same-store hotel adjusted earnings before interest expense, taxes, depreciation and amortization ("Adjusted EBITDA") margins increased 183 basis points.
--	Adjusted EBITDA: The Company's Adjusted EBITDA was $34.0 million.
--	Adjusted FFO: The Company reported adjusted funds from operations ("Adjusted FFO") of $24.2 million and Adjusted FFO per share of $0.26.
--	Dividend: The Company increased its quarterly dividend to $0.24 per share during the first quarter.
--	High Quality Hotel Acquisition: The Company closed on the Boston Westin Waterfront acquisition for a contractual purchase price of $330.3 million.
--	Completed Successful Equity Raise: The Company issued 18,342,500 common shares at $18.15 per share in the first quarter, which resulted in net proceeds of $317.6 million.
--	New Credit Facility: The Company entered into a $200 million unsecured credit facility that reduced its cost of borrowing by lowering its interest rate spread by one third.

William W. McCarten, chairman and chief executive officer, stated: "DiamondRock had a very productive and successful first quarter. The Company acquired the Westin Boston Waterfront and improved our already outstanding balance sheet with another successful equity raise and completed a new unsecured credit facility which lowered our cost of borrowing, and recorded strong operating results. The Company also raised its quarterly dividend by 33%. For the balance of 2007, we continue to see strong fundamentals with constrained supply in the urban and resort markets and solid demand from all the customer segments." Operating Results Please see "Certain Definitions" and "Non-GAAP Financial Measures" attached to this press release for an explanation of the terms "EBITDA," "Adjusted EBITDA," "Hotel Adjusted EBITDA Margin," "FFO," "Adjusted FFO" and "Same Store." Moreover, the discussions of RevPAR, Adjusted EBITDA and Hotel Adjusted EBITDA Margin assume that the hotels acquired during 2007 were owned by us for the comparable periods of 2006.

For the first quarter, beginning January 1, 2007 and ended March 23, 2007, the Company reported the following:

--	Revenues of $133.7 million compared to $83.1 million for the comparable period in 2006.
--	Adjusted EBITDA was $34.0 million compared to $20.9 million for the comparable period in 2006.
--	Adjusted FFO and Adjusted FFO per diluted share were $24.2 million and $0.26, respectively, compared to $15.1 million and $0.29, respectively, for the comparable period in 2006.
--	Net income of $6.8 million (or $0.07 per diluted share) compared to $4.4 million (or $0.08 per diluted share) for the comparable period in 2006.

Same-store RevPAR for the first quarter increased 9.7 percent from $109.21 to $119.77 as compared to the same period in 2006, driven by a 7.7 percent increase in the average daily rate and a 1.4 percentage point increase in occupancy (from 70.6 percent to 72.0 percent). Same-store hotel Adjusted EBITDA margins for our hotels increased 183 basis points over the same period in the prior year. Comparisons to prior periods were positively impacted by renovation disruption from first quarter 2006 renovations at the Courtyard Midtown East and the Bethesda Marriott Suites.

Operating Results Compared to Prior Guidance

The following is a chart showing our actual first quarter 2007 results compared to our guidance for the first quarter 2007:

	1Q 2007 Guidance	Actual 1Q 2007 Results
RevPAR Growth	8% to 10%	9.7%
Adjusted EBITDA	$31.5 to $33.5million	$34.0million
Adjusted FFO	$22.9 to $24.9million	$24.2million
Adjusted FFO/Share	$0.25 to $0.27per	$0.26 per diluted share
diluted share

Balance Sheet

As of the end of the first quarter, the Company had total assets of approximately $2.1 billion. Cash and cash equivalents were $42.3 million, including $24.9 million of restricted cash.

As of the end of the first quarter, the Company had total debt of approximately $864.4 million, comprised of fixed-rate, property specific mortgages and draws on our unsecured credit facility with a weighted average interest rate of 5.7 percent and a weighted average maturity of 8 years. Nine of the Company's 21 hotels were unencumbered by mortgage debt as of March 23, 2007.

As of the end of the first quarter, the Company continued to own 100% of its properties directly and has issued no operating partnership units or preferred stock.

Outlook

The Company is providing guidance, but does not undertake to update it for any developments in our business. Achievement of the anticipated results is subject to the risks disclosed in our filings with the Securities and Exchange Commission. The RevPAR guidance is presented on a pro forma basis as it assumes that we owned all of our hotels for the comparable prior year periods.

For the second fiscal quarter of 2007, we expect:

--	Same-store RevPAR to increase 7 to 8 percent.
--	Adjusted EBITDA of $51 million to $53 million.
--	Adjusted FFO of $36 million to $38 million.
--	Adjusted FFO per share of $0.38 to $0.40 based on 95.1 million diluted weighted average shares.

We are maintaining our guidance for the full year 2007. We expect:

--	Same-store RevPAR to increase 8 to 10 percent.
--	Adjusted EBITDA of $204 million to $208 million.
--	Adjusted FFO of $148.6 million to $152.6 million.
--	Adjusted FFO per share of $1.58 to $1.62, based on 94.3 million diluted weighted average shares.

Dividend Increased 33%

The Company increased its quarterly dividend to $0.24 ($0.96 annualized), representing a 33% increase from 2006. On April 2, 2007, a cash dividend of $0.24 per share was paid to shareholders of record as of March 23, 2007, the last day of our fiscal first quarter.

2007 Major Capital Expenditures

We have and continue to make significant capital investments in our hotels. In 2007, we plan to undertake approximately $70 to $80 million of capital improvements at our hotels. We incurred $12.8 million of capital projects in the first fiscal quarter. The most significant projects are as follows:

--
Chicago Marriott Downtown: The Company is currently in the planning stages of a $35 million renovation of the hotel. The renovation includes a complete redo of all the meeting and ballrooms, adding 17,000 square feet of new meeting space, reconcepting and relocating the restaurant, expanding the lobby bar and creating a Marriott "great room" in the lobby. The work will begin in the second half of 2007 and be completed in the first half of 2008. The estimated disruption, mainly associated with the ballroom renovations, will occur primarily in the first quarter of 2008.

--
Westin Boston Waterfront: The Company is currently planning the construction of approximately $15 million of improvements to the unfinished shell space attached to the hotel. The improvements include the creation of over 45,000 square feet of meeting/exhibit space as well as 20,000 square feet for restaurant outlets. The projects will be completed by the end of the first quarter of 2008.

--	Oak Brook Hills Marriott Resort: The Company completed the significant renovation of the hotel. The renovation included the guestrooms and bathrooms, the main ballroom and meeting rooms and the lobby.
--	Los Angeles Airport Marriott: The Company plans to renovate 19 suites during the second quarter of 2007 and the breakout meeting rooms in the fourth quarter of 2007.
--
Griffin Gate Marriott Resort: The Company is currently adding a spa, repositioning and reconcepting the hotel restaurants as well as adding meeting space to the hotel. The projects will be completed by the end of the second quarter of 2007.

--	Westin Atlanta North: The Company plans to renovate the guestrooms during the third quarter of 2007.

Earnings Call

We will host a conference call to discuss first quarter 2007 results and our 2007 guidance on Tuesday, May 1, 2007, at 2:00 pm Eastern Time (ET). To participate in the live call, investors are invited to dial 1-866-314-5050 (for domestic callers) or 617-213-8051 (for international callers). The participant passcode is 65748809. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company's website at http://www.drhc.com. A replay of the webcast will also be archived on the website for 30 days.

About the Company

DiamondRock Hospitality Company is a self-advised REIT that is an owner and acquirer of premium hotel properties. We currently own 21 hotels with almost 10,000 rooms. For further information, please visit our website at http://www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Reporting Periods for Statement of Operations

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, the manager of the majority of our hotel properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman's Reef), Noble Management Group, LLC, our manager of the Westin Atlanta North hotel, Vail Resorts, our manager of the Vail Marriott, Conrad Hotels USA, Inc., our manager of the Conrad Chicago, and Starwood Hotels & Resorts Worldwide, Inc., our manager of the Westin Boston Waterfront report results on a monthly basis. Additionally, the Company, as a REIT, is required by tax law to report results on a calendar year. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International's fiscal quarters but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always include the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report any results for Frenchman's Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, or for the Westin Boston Waterfront for the month of operations that ends after our fiscal quarter-end because neither Vail Resorts, Noble Management Group, LLC, Conrad Hotels USA, Inc., Starwood Hotels & Resorts Worldwide, Inc., nor Marriott International make mid-month results available to us. As a result, our quarterly results of operations include results from Frenchman's Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, and the Westin Boston Waterfront as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Ground Leases

Four of our hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, and the Westin Boston Waterfront. In addition, part of a parking structure at a fifth hotel and two golf courses at two additional hotels are also subject to ground leases. In accordance with GAAP, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease. For the first quarter 2007, contractual cash rent payable on the ground leases totaled $0.4 million and the Company recorded approximately $2.1 million in ground rent expense. The non-cash portion of ground rent expense recorded for the first fiscal quarter was $1.7 million.

DIAMONDROCK HOSPITALITY COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

ASSETS
	March 23, 2007	December 31, 2006
	(Unaudited)

Property and equipment, at cost	$2,105,318	$1,761,748
Less: accumulated depreciation	(91,422)	(75,322)
	2,013,896	1,686,426

Deferred financing costs, net	4,705	3,764
Restricted cash	24,905	28,595
Due from hotel managers	58,125	57,753
Favorable lease asset, net	9,935	10,060
Prepaid and other assets	12,374	12,676
Cash and cash equivalents	17,424	19,691

Total assets	$2,141,364	$1,818,965
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:

Debt, at face amount	$861,790	$841,151
Debt premium	2,583	2,620

Total debt	864,373	843,771
Deferred income related to key money	11,413	11,495
Unfavorable contract liabilities, net	87,446	87,843
Due to hotel managers	32,975	34,545
Dividends declared and unpaid	22,946	13,871
Accounts payable and accrued expenses	34,856	42,512

Total other liabilities	189,636	190,266

Shareholders' Equity:

Preferred stock, $.01 par value;
10,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $.01 par value;
200,000,000 shares authorized;
94,534,132 and 76,191,632 shares
issued and outstanding at
March 23, 2007 and
December 31, 2006, respectively	945	762
Additional paid-in capital	1,145,320	826,918
Accumulated deficit	(58,910)	(42,752)

Total shareholders' equity	1,087,355	784,928
Total liabilities and
shareholders' equity	$2,141,364	$1,818,965

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Period from	Period from
	January 1, 2007 to	January 1, 2006 to
	March 23, 2007	March 24, 2006
	(Unaudited)	(Unaudited)
Rooms	$86,115	$54,515
Food and beverage	41,503	24,070
Other	6,117	4,537

Total revenues	133,735	83,122

Operating Expenses:

Rooms	20,383	12,835
Food and beverage	28,506	16,889
Management fees	5,232	2,917
Other hotel expenses	44,372	28,907
Depreciation and amortization	16,061	9,047
Corporate expenses	3,148	2,567

Total operating expenses	117,702	73,162

Operating profit	16,033	9,960

Other Expenses (Income):

Interest income	(597)	(183)
Interest expense	11,495	5,807

Total other expenses	10,898	5,624

Income before income taxes	5,135	4,336

Income tax benefit	1,655	30

Net income	$6,790	$4,366

Earnings per share:

Basic and diluted	$0.07	$0.08

 DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Period from	Period from
	January 1, 2007 to	January 1, 2006 to
	March 23, 2007	March 24, 2006
	(Unaudited)	(Unaudited)
Cash flows from investing activities:
Net income	$6,790	$4,366

Adjustments to reconcile
net income to net cash
provided by operating
activities:

Real estate depreciation	16,061	9,047
Corporate asset depreciation
as corporate expenses	39	22
Non-cash straight line
ground rent	1,707	1,711
Non-cash financing costs
as interest	170	184
Market value adjustment
to interest rate caps	-	(19)
Amortization of debt premium
and unfavorable
contract liabilities	(434)	(69)
Amortization of deferred income	(82)	(67)
Stock-based compensation	959	577
Yield support received	1,703	-
Non-cash yield support	(69)	(200)
Changes in assets and liabilities:
Prepaid expenses and other assets	302	(170)
Restricted cash	1,665	(250)
Due to/from hotel managers	(3,400)	(753)
Accounts payable and accrued
expenses	(7,539)	(2,084)

Net cash provided by
operating activities	17,872	12,295

Cash flows from investing activities:
Hotel acquisitions	(331,325)	(85,916)
Hotel capital expenditures	(14,120)	(11,535)
Change in restricted cash	2,025	2,202
Net cash used in
investing activities	(343,420)	(95,249)

Cash flows from financing activities:
Repayments of credit facility	(20,000)	(3,000)
Draws on credit facility	41,500	24,000
Proceeds from short-term loan	-	79,500
Payment of lender deposits	-	(3,810)
Scheduled mortgage debt
principal payments	(861)	(814)
Payment of financing costs	(1,111)	(109)
Proceeds from sale of common stock	317,935	-
Payment of costs related to
sale of common stock	(380)	-
Payment of dividends	(13,802)	(8,943)

Net cash provided by
financing activities	$323,281	$86,824

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
 (in thousands)

	Period from	Period from
	January 1, 2007 to	January 1, 2006 to
	March 23, 2007	March 24, 2006
	(Unaudited)	(Unaudited)
Net (decrease) increase
in cash and cash equivalents	$(2,267)	$3,870
Cash and cash equivalents,
beginning of period	19,691	9,432
Cash and cash equivalents,
end of period	$17,424	$13,302

Supplemental Disclosure of
Cash Flow Information:

Cash paid for interest	$11,917	$5,521
Cash paid for income taxes	$334	$802
Capitalized interest	$-	$143

Non Cash Investing and Financing Activities:

Assumption of mortgage debt	$-	$220,000

Non-GAAP Financial Measures

We use the following four non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) EBITDA, (2) Adjusted EBITDA, (3) FFO and (4) Adjusted FFO. EBITDA represents net income (loss) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	March 23, 2007	March 24, 2006

Net income	$6,790	$4,366
Interest expense	11,495	5,807
Income tax benefit	(1,655)	(30)
Real estate related
depreciation and amortization	16,061	9,047
EBITDA	$32,691	$19,190

	Forecast Second Quarter 2007 (in 000s)
	Low End	High End

Net income	$15,600	$17,600
Interest expense	11,800	11,800
Income tax expense	3,200	3,200
Real estate related
depreciation and amortization	19,000	19,000
EBITDA	$49,600	$51,600

	Forecast Full Year 2007 (in 000s)
	Low End	High End

Net income	$62,700	$66,700
Interest expense	51,000	51,000
Income tax expense	4,400	4,400
Real estate related
depreciation and amortization	80,000	80,000
EBITDA	$198,100	$202,100

Management also evaluates our performance by reviewing Adjusted EBITDA because the Company believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

--	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease asset.
--	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The

amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.
--
Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

--
Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	March 23, 2007	March 24, 2006
EBITDA	$32,691	$19,190
Non-cash ground rent	1,707	1,711
Non-cash amortization of
unfavorable contract liabilities	(397)	(32)
Adjusted EBITDA	$34,001	$20,869

	Forecast Second Quarter 2007 (in 000s)
	Low End	High End
EBITDA	$49,600	$51,600
Non-cash ground rent	1,800	1,800
Non-cash amortization of
unfavorable contract liabilities	(400)	(400)
Adjusted EBITDA	$51,000	$53,000

	Forecast Full Year 2007 (in 000s)
	Low End	High End
EBITDA	$198,100	$202,100
Non-cash ground rent	7,600	7,600
Non-cash amortization of
unfavorable contract liabilities	(1,700)	(1,700)
Adjusted EBITDA	$204,000	$208,000

We compute FFO in accordance with standards established by NAREIT (which defines FFO as net income determined in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures (which are calculated to reflect FFO on the same basis). We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	March 23, 2007	March 24, 2006
Net income	$6,790	$4,366
Real estate related
depreciation and amortization	16,061	9,047
FFO	$22,851	$13,413
FFO per Share (Basic and Diluted)	$0.25	$0.26

	Forecast Second Quarter 2007 (in 000s)
	Low End	High End
Net income	$15,600	$17,600
Real estate related
depreciation and amortization	19,000	19,000
FFO	$34,600	$36,600
FFO per Share (Basic and Diluted)	$0.36	$0.38

	Forecast Full Year 2007 (in 000s)
	Low End	High End
Net income	$62,700	$66,700
Real estate related
depreciation and amortization	80,000	80,000
FFO	$142,700	$146,700
FFO per Share (Basic and Diluted)	$1.51	$1.56

Management also evaluates our performance by reviewing Adjusted FFO because the Company believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust FFO for the following items, which may occur in any period, and refer to this measure as Adjusted FFO:

--	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease asset.
--
The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

--
Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

--
Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	March 23, 2007	March 24, 2006
FFO	$22,851	$13,413
Non-cash ground rent	1,707	1,711
Non-cash amortization of
unfavorable contract liabilities	(397)	(32)
Adjusted FFO	$24,161	$15,092
Adjusted FFO per Share
(Basic and Diluted)	$0.26	$0.29

	Forecast Second Quarter 2007 (in 000s)
	Low End	High End
FFO	$34,600	$36,600
Non-cash ground rent	1,800	1,800
Non-cash amortization of
unfavorable contract liabilities	(400)	(400)
Adjusted FFO	$36,000	$38,000
Adjusted FFO per Share
(Basic and Diluted)	$0.38	$0.40

	Forecast Full Year 2007 (in 000s)
	Low End	High End
FFO	$142,700	$146,700
Non-cash ground rent	7,600	7,600
Non-cash amortization of
unfavorable contract liabilities	(1,700)	(1,700)
Adjusted FFO	$148,600	$152,600
Adjusted FFO per Share
(Basic and Diluted)	$1.58	$1.62

Certain Definitions

In this release, when we discuss our hotels on a "Same Store" basis, we are discussing all of our hotels except the newly built Westin Boston Waterfront, which we exclude for all periods prior to its opening in June 2006 and the comparable period in 2007.

In this release, when we discuss "Hotel Adjusted EBITDA," we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease asset, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Market Capitalization as of March 23, 2007 (in thousands except per share data)

Enterprise Value	March 23, 2007

Common equity capitalization
(at 3/23/07 closing price of $18.77/share)	$1,794,543
Consolidated debt (excluding debt premium)	861,790
Cash and cash equivalents	(17,424)

Total enterprise value	$2,638,909

Dividend Per Share
Common dividend declared
(holders of record on March 23, 2007)	$0.24

Share Reconciliation

Common shares outstanding,
held by third parties	91,075
Common shares outstanding,
held by Marriott International	3,000
Common shares outstanding,
held by corporate officers and directors	459
Subtotal	94,534

Unvested restricted stock
held by management and employees	659
Share grants under deferred compensation
plan held by corporate officers	414

Combined shares outstanding	95,607

Debt Summary at March 23, 2007
(dollars in thousands)

	Interest		Outstanding
Property	Rate	Term	Principal	Maturity
Courtyard Manhattan/
Midtown East	5.195%	Fixed	$42,971	December 2009
Salt Lake City Marriott
Downtown	5.500%	Fixed	36,589	January 2015
Courtyard Manhattan/
Fifth Avenue	6.48%	Fixed	51,000	June2016
Marriott Griffin
Gate Resort	5.110%	Fixed	29,636	January 2010
Bethesda Marriott Suites	7.690%	Fixed	18,594	February 2023
Los Angeles Airport
Marriott	5.300%	Fixed	82,600	July2015
Marriott Frenchman's
Reef	5.440%	Fixed	62,500	August 2015
Renaissance Worthington	5.400%	Fixed	57,400	July2015
Orlando Airport Marriott	5.680%	Fixed	59,000	December 2015
Chicago Marriott Downtown	5.975%	Fixed	220,000	April2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016
Line of Credit	6.270%	Variable	21,500	February 2011
Total Debt
(excluding Debt Premium)			$861,790

Pro Forma Operating Statistics (1)
	ADR				Occupancy
	1Q 2007	1Q 2006	B/(W)	1Q 2007	1Q 2006	B/(W)

Atlanta Alpharetta	$156.38	$143.94	8.6%	61.1%	62.3%	(1.2%)
Westin Atlanta
North (2)	$145.54	$145.74	(0.1%)	66.1%	61.5%	4.6%
Westin Atlanta
Waverly	$146.90	$141.40	3.9%	73.9%	79.2%	(5.2%)
Austin	$157.42	$142.04	10.8%	80.1%	73.3%	6.8%
Bethesda Marriott
Suites	$187.80	$180.23	4.2%	63.7%	58.9%	4.8%
Boston Westin (2)	$165.42	n/a	n/a	56.2%	n/a	n/a
Buckhead SpringHill
Suites	$119.03	$117.35	1.4%	63.4%	68.2%	(4.8%)
Chicago Marriott	$165.01	$165.51	(0.3%)	68.3%	64.9%	3.4%
Chicago Conrad (2)	$175.71	$181.42	(3.1%)	54.1%	37.6%	16.6%
Courtyard Fifth
Avenue	$227.75	$198.50	14.7%	89.2%	85.4%	3.9%
Courtyard Midtown
East	$231.05	$206.48	11.9%	84.7%	64.9%	19.9%
Frenchman's
Reef (2)	$305.82	$282.73	8.2%	84.6%	82.3%	2.4%
Griffin Gate
Marriott	$113.64	$109.24	4.0%	52.3%	49.1%	3.2%
Los Angeles Airport	$122.30	$113.42	7.8%	82.3%	84.2%	(1.9%)
Oak Brook Hills	$131.52	$130.45	0.8%	38.4%	38.4%	0.0%
Orlando Airport
Marriott	$138.55	$125.32	10.6%	81.7%	81.7%	0.0%
Salt Lake City
Marriott	$139.35	$129.97	7.2%	77.8%	78.1%	(0.3%)
Sonoma Renaissance	$182.99	$167.45	9.3%	53.5%	58.4%	(4.9%)
Torrance Marriott	$120.91	$107.92	12.0%	73.4%	79.7%	(6.2%)
Vail Marriott (2)	$358.61	$302.06	18.7%	80.1%	88.9%	(8.8%)
Renaissance
Worthington	$173.81	$165.78	4.8%	80.8%	78.8%	2.0%

				Hotel Adjusted EBITDA
		RevPAR			Margin
	1Q 2007	1Q 2006	B/(W)	1Q 2007	1Q 2006	B/(W)

Atlanta Alpharetta	$95.59	$89.69	6.6%	33.9%	33.8%	0.15%
Westin Atlanta
North (2)	$96.21	$89.64	7.3%	33.4%	28.3%	5.04%
Westin Atlanta
Waverly	$108.62	$111.97	(3.0%)	29.8%	32.6%	(2.80%)
Austin	$126.03	$104.05	21.1%	30.3%	27.0%	3.29%
Bethesda Marriott
Suites	$119.68	$106.21	12.7%	24.7%	17.0%	7.76%
Boston Westin (2)	$92.91	n/a	n/a	20.9%	n/a	n/a
Buckhead SpringHill
Suites	$75.42	$79.99	(5.7%)	39.6%	40.9%	(1.29%)
Chicago Marriott	$112.68	$107.37	4.9%	14.8%	14.3%	0.49%
Chicago Conrad (2)	$95.12	$68.14	39.6%	(9.5%)	(26.0%)	16.45%
Courtyard Fifth
Avenue	$203.22	$169.46	19.9%	29.9%	21.5%	8.45%
Courtyard Midtown
East	$195.74	$133.93	46.1%	34.4%	10.3%	24.11%
Frenchman's
Reef (2)	$258.86	$232.58	11.3%	34.4%	34.3%	0.09%
Griffin Gate
Marriott	$59.42	$53.66	10.7%	4.8%	6.8%	(1.98%)
Los Angeles Airport	$100.65	$95.47	5.4%	30.6%	32.3%	(1.66%)
Oak Brook Hills	$50.49	$50.09	0.8%	(0.7%)	(2.6%)	1.97%
Orlando Airport
Marriott	$113.15	$102.35	10.6%	37.5%	36.2%	1.24%
Salt Lake City
Marriott	$108.38	$101.49	6.8%	35.5%	32.2%	3.30%
Sonoma Renaissance	$97.95	$97.85	0.1%	0.2%	2.2%	(1.97%)
Torrance Marriott	$88.79	$85.97	3.3%	23.2%	25.0%	(1.87%)
Vail Marriott (2)	$287.33	$268.51	7.0%	48.2%	46.3%	1.92%
Renaissance
Worthington	$140.44	$130.67	7.5%	33.5%	30.7%	2.80%

(1) In some cases, DiamondRock was not the owner of the hotel during all or part of the respective quarter. Data reflects only comparable periods of ownership.

(2) The hotel reports results on a monthly basis. The figures presented are based on the Company's reporting calendar for the first quarter and include the months of January and February with the exception of the Boston Westin which includes the period from January 31, 2007 (acquisition date) to February 28, 2007.

Hotel Adjusted EBITDA Reconciliation (1)
1st Quarter 2007
						Equals:
					Plus:	Hotel
	Total	Net	Plus:	Plus:	Non-Cash	Adjusted
	Revenues	Income/ (Loss)	Depreciation	Interest Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$3,602	$914	$309	$-	$-	$1,223
Westin Atlanta
North (3)	$3,371	$558	$567	$-	$-	$1,125
Westin Atlanta
Waverly	$9,059	$605	$894	$1,203	$-	$2,702
Austin	$8,651	$866	$722	$1,030	$-	$2,618
Bethesda Marriott
Suites	$3,501	$(1,584)	$645	$330	$1,474	$865
Boston Westin (3)	$4,064	$(1,175)	$2,023	$-	$-	$848
Buckhead SpringHill
Suites	$1,522	$340	$263	$-	$-	$603
Chicago Marriott	$17,409	$(2,388)	$2,299	$3,031	$(365)	$2,577
Chicago Conrad (3)	$2,389	$(1,045)	$817	$-	$-	$(228)
Courtyard Fifth
Avenue	$3,127	$(288)	$390	$762	$72	$936
Courtyard Midtown
East	$5,245	$822	$470	$512	$-	$1,804
Frenchman's
Reef (3)	$10,863	$2,402	$557	$781	$-	$3,740
Griffin Gate
Marriott	$3,936	$(711)	$558	$343	$1	$191
Los Angeles Airport	$14,274	$2,270	$1,094	$1,010	$-	$4,374
Oak Brook Hills	$3,474	$(1,056)	$908	$-	$125	$(23)
Orlando	$6,992	$1,302	$554	$764	$-	$2,620
Salt Lake City
Marriott	$6,773	$1,253	$670	$479	$-	$2,402
Sonoma Renaissance	$2,975	$(423)	$430	$-	$-	$7
Torrance Marriott	$5,021	$550	$613	$-	$-	$1,163
Vail Marriott (3)	$7,725	$3,087	$634	$-	$-	$3,721
Renaissance
Worthington	$9,762	$1,960	$593	$714	$3	$3,270

(1) In some cases, DiamondRock was not the owner of the hotel during all or part of the respective quarter. Data reflects only comparable periods of ownership.

(2) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non- cash amortization of our favorable lease asset, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown.

(3) The hotel reports results on a monthly basis. The figures presented are based on the Company's reporting calendar for the first quarter and include the months of January and February with the exception of the Boston Westin which includes the period from January 31, 2007 (acquisition date) to February 28, 2007.

 Hotel Adjusted EBITDA Reconciliation (1)
1st Quarter 2006

Equals:
				Plus:	Hotel
Total	Net	Plus:	Plus:	Non-Cash	Adjusted
Revenues	Income/ (Loss)	Depreciation	Interest Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$3,562	$880	$324	$-	$-	$1,203
Westin Atlanta
North (3)	$3,116	$400	$484	$-	$-	$883
Westin Atlanta
Waverly	$9,402	$2,141	$926	$-	$-	$3,067
Austin	$7,189	$1,217	$722	$-	$-	$1,939
Bethesda Marriott
Suites	$3,240	$(1,790)	$517	$348	$1,478	$553
Boston Westin (3)	n/a	n/a	n/a	n/a	n/a	n/a
Buckhead SpringHill
Suites	$1,614	$395	$266	$-	$-	$660
Chicago Marriott	$16,201	$(2,732)	$2,337	$3,079	$(365)	$2,319
Chicago Conrad (3)	$1,692	$(1,596)	$1,156	$-	$-	$(439)
Courtyard Fifth
Avenue	$2,669	$(311)	$385	$428	$72	$574
Courtyard Midtown
East	$3,593	$(705)	$626	$447	$-	$368
Frenchman's
Reef (3)	$9,818	$1,571	$1,000	$800	$-	$3,371
Griffin Gate
Marriott	$3,730	$(619)	$514	$357	$1	$254
Los Angeles
Airport	$13,972	$2,468	$1,027	$1,020	$-	$4,515
Oak Brook Hills	$3,828	$(1,025)	$799	$-	$125	$(101)
Orlando	$6,299	$494	$1,012	$776	$-	$2,282
Salt Lake City
Marriott	$6,522	$1,047	$584	$467	$-	$2,098
Sonoma Renaissance	$2,865	$(350)	$414	$-	$-	$63
Torrance Marriott	$5,046	$780	$482	$-	$-	$1,263
Vail Marriott (3)	$7,224	$2,813	$529	$-	$-	$3,342
Renaissance
Worthington	$9,142	$1,554	$531	$722	$-	$2,806

(1) In some cases, DiamondRock was not the owner of the hotel during all or part of the respective quarter. Data reflects only comparable periods of ownership.

(2) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non- cash amortization of our favorable lease asset, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown.

(3) The hotel reports results on a monthly basis. The figures presented are based on the Company's reporting calendar for the first quarter and include the months of January and February with the exception of the Boston Westin which includes the period from January 31, 2007 (acquisition date) to February 28, 2007.